Exhibit 5.2

Troutman Pepper Hamilton Sanders LLP Troutman Pepper Building, 1001 Haxall Point Richmond, VA 23219 troutman.com

February 15, 2023
Albemarle Corporation
4250 Congress Street, Suite 900
Charlotte, North Carolina 28209
Re:     Form S-3ASR Registration Statement
Ladies and Gentlemen:
We have acted as Virginia counsel to Albemarle Corporation, a Virginia corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3ASR (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).
The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) shares of common stock, par value $0.01 per share (“Common Stock”); (ii) shares of preferred stock (“Preferred Stock”), in one or more classes or series; (iii) debt securities (“Debt Securities”); (iv) warrants to purchase Debt Securities, Common Stock or Preferred Stock (the “Warrants”), pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named therein; (v) units of the Company (“Units”), each representing an interest in one or more Debt Securities, Preferred Stock, Common Stock, Warrants, as well as debt or equity securities of third parties, pursuant to one or more unit agreements (each, a “Unit Agreement”) proposed to be entered into between the Company and unit agents named therein or pursuant to one or more Indentures proposed to be entered into between the Company and the Trustee; and (vi) such indeterminate number of shares of Common Stock or Preferred Stock and amount of Debt Securities, Warrants, and Units, as may be issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants, or the settlement of any Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (collectively, “Indeterminate Securities”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Units and Indeterminate Securities are collectively referred to herein as the “Offered Securities.”
This opinion is being furnished to you at your request in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.
We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Articles of Incorporation, as amended to date (the “Articles”), and the Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws”), (ii) the resolutions of the Board of Directors of the Company

February 15, 2023

(the “Board”) with respect to the Registration Statement, the registration of the Offered Securities and related matters, (iii) a specimen certificate representing the Common Stock, (iv) the Registration Statement and exhibits thereto, including the Prospectus comprising a part thereof (the “Prospectus”), and (v) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing (the “Good Standing Certificate”).
For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.
As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.
We have further assumed that (i) the Registration Statement and any amendment thereto will have become effective under the Act (and will remain effective under the Act at the time of issuance of the Offered Securities thereunder), (ii) any prospectus supplement or term sheet describing the Offered Securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission, (iii) that a definitive purchase, underwriting or similar agreement with respect to any Offered Securities offered thereby will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (iv) the Board, an authorized committee thereof or appropriate officers of the Company will have taken all necessary corporate action with respect to the issuance of the Offered Securities, the instruments pursuant to which they are duly authorized and established and related matters.
In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under the Offered Securities of the Company, the Warrants, the Warrant Agreements, the Units and the Unit Agreements, will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

February 15, 2023

We are members of the bar of the Commonwealth of Virginia and are not purporting to be experts on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the federal laws of the United States of America and the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, Virginia), municipal law or the laws of any local agencies within any state (including, without limitation, Virginia). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations under the Securities Act, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that:
1.The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.
2.With respect to the shares of any Common Stock offered by the Company, including any Indeterminate Securities (the “Offered Common Stock”), when (i) if certificated, certificates in the form required under Virginia law representing the shares of Offered Common Stock are duly executed and countersigned; and (ii) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or the settlement of any Units), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued, fully paid and nonassessable.
3.With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities (the “Offered Preferred Stock”), when (i) if certificated, certificates in the form required under Virginia corporate law representing the shares of Offered Preferred Stock are duly executed and countersigned; (ii) articles of amendment for the particular series of Offered Preferred Stock have been filed with the SCC and the SCC has issued a certificate of amendment with respect thereto and (iii) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or the settlement of any Units), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued, fully paid and nonassessable.
The opinion set forth in paragraph 1 above as to the valid existence of the Company is based solely upon our review of the Good Standing Certificate.

February 15, 2023

In connection with our opinions set forth above, we have assumed that, at or prior to the time of the delivery of any Offered Security, the Company is, and shall remain, validly existing and in good standing as a corporation under the laws of the Commonwealth of Virginia at the time of authorization and issuance of any such Offered Security.
Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus and Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Commission promulgated thereunder. We further consent to the reliance on this opinion, subject to the limitations and assumptions set forth in this opinion, by K&L Gates LLP in rendering its opinion to the Company in connection with the filing of the Registration Statement, dated the date hereof, which opinion is to be filed as Exhibit 5.1 to the Registration Statement.
Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP